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                                                                 EXHIBIT (23)(G)


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Prospectus/Proxy Statement of Wheat First Butcher Singer, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-39515) and related prospectus of First Union Corporation for the registration of 10,267,029 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1997, with respect to the consolidated financial statements of CoreStates Financial Corp included in the Current Report on Form 8-K dated November 28, 1997 of First Union Corporation.


                                         ERNST & YOUNG LLP


Philadelphia, Pennsylvania
December 16, 1997